SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Waste Management, Inc. (the “Company”) issued a press release this morning announcing its financial results for the quarter ended September 30, 2014, a copy of which is attached hereto as Exhibit 99.1. The Company is holding a conference call to discuss these results beginning at 9:00 a.m. Central Time this morning. The call will be webcast live and may be heard by accessing the Company’s website at www.wm.com. The call may also be heard by dialing (877) 710-6139 and entering access code 8203798.

On the call, management of the Company is expected to discuss certain non-GAAP financial measures that are included in the Company’s press release. The Company has provided information regarding its use of the non-GAAP measures contained in its press release and reconciliations of such measures to their most comparable GAAP measures.

In addition to the non-GAAP measures contained and reconciled in the press release, management is also expected to discuss Adjusted Income from Operations, Adjusted Income from Operations as a percent of Revenue, Adjusted Operating EBITDA and Adjusted Operating EBITDA as a percent of Revenue. Each of these non-GAAP measures excludes certain items noted in the table below. Management uses these non-GAAP measures as an indicator of the Company’s operating performance and ability to pay dividends, fund acquisitions, capital expenditures and other investments and, in the absence of refinancing, to repay debt obligations. Management believes these non-GAAP measures are helpful to investors evaluating the Company’s operating performance because certain non-cash costs and other items that management believes are not representative of our performance or indicative of our results of operations are excluded. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are shown below.

The Company defines Operating EBITDA as income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies. Adjusted Operating EBITDA should not be considered an alternative to net income, income from operations or net cash provided by operating activities.

Reconciliation of Non-GAAP Measures

(Dollars In Millions)

(Unaudited)

	Quarter Ended September 30, 2014
Adjusted Income from Operations; Adjusted Operating EBITDA and each as a percent of Revenues	Amount		As a % of Revenues
Operating revenues, as reported	$3,602
Income from operations, as reported	546
Adjustments to Income from operations:
Restructuring charges	67
Legal reserves	31
(Income) from divestitures, asset impairments and unusual items	(16)

	82

Adjusted Income from Operations and Adjusted Income from Operations as a percent of Revenues	628	(a)	17.4%(a)
Depreciation and amortization	329

Adjusted Operating EBITDA and Adjusted Operating EBITDA as a percent of Revenues	$957	(b)	26.6%(b)

	Quarter Ended September 30, 2013
Adjusted Income from Operations; Adjusted Operating EBITDA and each as a percent of Revenues	Amount		As a % of Revenues
Operating revenues, as reported	$3,621
Income from operations, as reported	577
Adjustments to Income from operations:
Asset impairments and unusual items	23
Partial withdrawal from multiemployer pension plan	5
Restructuring charges	3

	31

Adjusted Income from Operations and Adjusted Income from Operations as a percent of Revenues	608	(a)	16.8%(a)
Depreciation and amortization	344

Adjusted Operating EBITDA and Adjusted Operating EBITDA as a percent of Revenues	$952	(b)	26.3%(b)

(a)	Adjusted income from operations for the third quarter of 2014 increased $20 million, or 60 basis points, as compared with adjusted results for the same period prior year.
(b)	Adjusted Operating EBITDA increased $5 million, or 30 basis points as a percent of revenues, compared with adjusted results for the same period prior year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press Release dated October 29, 2014 regarding Third Quarter 2014 Earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: October 29, 2014	By:	/s/ Barry H. Caldwell
Barry H. Caldwell
Senior Vice President, Corporate Affairs Chief Legal Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 29, 2014 regarding Third Quarter 2014 Earnings

6